EXHIBIT 99.2

Harborside Healthcare Corporation and Subsidiaries

Consolidated Financial Statements

As of December 31, 2005 and September 30, 2006

HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(dollars in thousands, except share amounts)

	December 31, 2005	September 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$18,547	$30,461
Accounts receivable, net of allowances for doubtful accounts of $11,843 and $12,016, respectively	58,410	69,167
Deferred income taxes	—	20,496
Prepaid expenses and other	20,240	20,922

Total current assets	97,197	141,046

Restricted cash	7,841	7,772
Property and equipment, net	211,352	233,406
Deferred financing and other intangibles, net	6,167	8,243
Goodwill	2,391	6,154
Note receivable	7,487	7,487

Total assets	$332,435	$404,108

LIABILITIES
Current liabilities:
Current maturities of long-term debt	$339	$340
Accounts payable	19,766	23,288
Employee compensation and benefits	22,598	24,415
Workers’ compensation claims reserve	14,214	14,291
Other accrued liabilities	11,929	12,248
Accrued interest	955	—
Income taxes payable	—	294
Current portion of deferred income	147	147

Total current liabilities	69,948	75,023

Claims reserve	18,209	18,644
Long-term portion of deferred income	1,696	1,597
Long-term debt	157,953	193,690
Deferred income taxes	—	21,972
13% Convertible exchangeable preferred stock, redeemable, $.01 par value with a liquidation value of $1,000 per share; 100,000 shares authorized; 53,005 and 58,343 shares issued and outstanding, respectively	53,005	58,342

Total liabilities	300,811	369,268

Minority interest	605	270

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, 58,060,000 shares authorized, and 15,610,664 shares issued	156	156
Additional paid-in capital	181,506	181,506
Common stock in treasury, at cost, 7,421,606 shares	(183,746)	(183,746)
Retained earnings	33,103	36,654

Total stockholders’ equity	31,019	34,570

Total liabilities and stockholders’ equity	$332,435	$404,108

The accompanying notes are an integral part of the consolidated financial statements.

HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(dollars in thousands)

	For the three months ended September 30,		For the nine months ended September 30,
	2005	2006	2005	2006
Total net revenues	$131,573	$150,676	$360,127	$427,896

Expenses:
Facility operating	110,326	121,898	300,340	350,246
General and administrative	5,514	6,673	17,218	19,600
Management fee	129	125	375	375
Merger costs	—	2,360	—	2,360
Depreciation and amortization	4,114	4,433	10,558	12,999
Facility rent	7,159	7,187	20,359	21,379

Total expenses	127,242	142,676	348,850	406,959

Income from operations before interest expense, income taxes and minority interest	4,331	8,000	11,277	20,937

Interest expense, net	2,615	3,675	5,908	9,752

Income before income taxes and minority interest	1,716	4,325	5,369	11,185

Income tax expense	146	1,806	443	2,111
Minority interest	27	102	184	186

Net income	$1,543	$2,417	$4,742	$8,888

The accompanying notes are an integral part of the consolidated financial statements.

HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

(dollars in thousands)

	Common Stock	Additional Paid-In Capital	Treasury Stock	Retained Earnings	Total
Stockholders’ equity, December 31, 2005	$156	$181,506	$(183,746)	$33,103	$31,019

Preferred stock dividends	—	—	—	(5,337)	(5,337)

Comprehensive income:

Net income for the nine months ended September 30, 2006	—	—	—	8,888	8,888

Total comprehensive income	—	—	—	8,888	8,888

Stockholders’ equity, September 30, 2006	$156	$181,506	$(183,746)	$36,654	$34,570

The accompanying notes are an integral part of the consolidated financial statements.

HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(dollars in thousands)

	For the nine months ended September 30,
	2005	2006
Operating activities:
Net income	$4,742	$8,888
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	9,276	11,286
Provision for losses on accounts receivable	4,728	5,605
Amortization of deferred financing and other intangibles	1,282	1,713
Amortization of deferred income	(50)	(99)
Amortization of loan costs and fees (included in rental and interest expense)	80	9
Noncash charge	91	—
Minority interest	184	186

	20,333	27,588
Changes in operating assets and liabilities, net of effect of acquisitions:
(Increase) in accounts receivable	(7,334)	(15,384)
Decrease (increase) in prepaid expenses and other	4,525	(574)
Increase in deferred income taxes	—	1,476
Increase in accounts payable	3,226	3,223
Increase (decrease) in employee compensation and benefits	3,346	1,633
Increase in workers’ compensation claims reserve	471	77
Increase (decrease) in accrued interest	766	(955)
Increase (decrease) in other accrued liabilities	(1,781)	128
Increase in income taxes payable	143	294
Increase in claims reserve accrual	755	435

Net cash provided by operating activities	24,450	17,941

Investing activities:
Additions to property and equipment	(12,163)	(14,357)
Purchase of facilities	(43,717)	(18,925)
Acquisition of home health care operation	—	(2,132)
Transfers from restricted cash, net	1,505	69

Net cash used by investing activities	(54,375)	(35,345)

Financing activities:
Borrowings under credit agreement	29,403	38,500
Borrowings under promissory note	5,543	—
Borrowings under mortgage	5,407	—
Receipt of cash in connection with lease	1,800	—
Repayment of home health care debt	—	(2,837)
Repayment of credit agreement	—	(2,500)
Payment of long-term debt	(89)	(262)
Additions to deferred financing and other intangible assets	(2,015)	(3,583)

Net cash provided by financing activities	40,049	29,318

Net increase in cash and cash equivalents	10,124	11,914
Cash and cash equivalents, beginning of period	12,107	18,547

Cash and cash equivalents, end of period	$22,231	$30,461

Supplemental Disclosure:
Interest paid	$5,762	$11,720

Income taxes paid	$218	$130

Accretion of preferred stock dividends	$4,697	$5,337

The accompanying notes are an integral part of the consolidated financial statements.

HARBORSIDE HEALTHCARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

A. GENERAL

Subsidiaries of Harborside Healthcare Corporation, (on a consolidated basis, the “Company” or “Harborside”), operate long-term care facilities. As of September 30, 2006, the Company owned thirty-two facilities, operated thirty-one additional facilities under various leases and managed two facilities. Additionally, effective May 1, 2006, the Company acquired 75% of the equity interests and associated assets of a home health company, which provides home care from three branch offices located in Massachusetts, for $2,200,000 and the assumption of $2,800,000 in debt. This acquisition price was based on preliminary estimates of working capital. Purchase price adjustments are expected to be finalized in the fourth quarter of 2006. The acquisition was accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations.

B. BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and notes thereto for the year ended December 31, 2005. The unaudited interim consolidated financial statements do not include all information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring accruals) necessary to present fairly the Company’s financial position as of September 30, 2006, the results of its operations for the three-month and nine-month periods ended September 30, 2005 and 2006 and its cash flows for the nine-month periods ended September 30, 2005 and 2006. The results of operations for the three-month and nine-month periods ended September 30, 2006 are not necessarily indicative of the results that may be expected for the full year.

C. LONG-TERM DEBT

On April 28, 2006 the Company amended its Credit Agreement to increase availability from $210 million to $310 million in anticipation of funding requirements associated with the expected purchase of additional facilities. As part of this amendment, the interest rate was fixed at a rate of LIBOR plus 2.75% and the maturity date of the Credit Agreement was extended to April 27, 2009. Additionally, borrowings under the Credit Agreement had been available using a predetermined advance rate (5.66) multiplied by the operating income (as defined) of the facilities mortgaged under the Credit Agreement plus eligible accounts receivable. The amendment increased the 5.66 advance rate to 6.0 and made additional funds available through an advance rate (2.5) multiplied by the remainder of the Company’s operating income (as defined).

D. INCOME TAXES

As required by SFAS No. 109, the Company evaluates the positive and negative evidence bearing upon the realizability of its deferred tax assets. Through December 31, 2005, the Company considered the recent and historical results of operations and concluded, in accordance with the applicable accounting methods, that it was more likely than not that a certain portion of its deferred tax assets would not be realizable. To the extent that an asset is not realizable, a valuation allowance is established. As of September 30, 2006, the Company concluded that, based on sustained improved operations, a valuation allowance was no longer required and the existing valuation allowance was reversed. This is supported by the Company’s taxable income over the past two years as well as the nine months ended September 30, 2006. The tax effects of temporary differences giving rise to deferred tax assets and liabilities as of December 31, 2005 and September 2006 are as follows:

	December 31, 2005	September 30, 2006
Deferred tax assets:
Reserves	$21,566,000	$20,496,000
Rental payments	339,000	5,000
Net operating loss carryforwards	9,769,000	4,995,000
Other	839,000	1,414,000
Valuation allowance	(3,655,000)	—

Total deferred tax assets	$28,858,000	$26,910,000

Deferred tax liabilities:
Depreciation and amortization	$28,858,000	$28,386,000

At September 30, 2006, the Company has federal net operating loss carryforwards of $11.0 million, which begin to expire in 2020. Ownership changes, as defined in Internal Revenue Code Section 382, resulting from the issuance of stock, could limit the amount of net operating loss carryforwards that can be utilized to offset future taxable income.

D. INCOME TAXES (CONTINUED)

Significant components of the provision for income taxes for the three-month and nine-month periods ended September 30, 2005 and 2006 are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2006	2005	2006
Current:
Federal	$71,000	$132,000	$218,000	$234,000
State	75,000	198,000	225,000	401,000

Total current	146,000	330,000	443,000	635,000

Deferred:
Federal	—	1,594,000	—	1,594,000
State	—	(118,000)	—	(118,000)

Total deferred	—	1,476,000	—	1,476,000

Total income tax expense	$146,000	$1,806,000	$443,000	$2,111,000

The reconciliation of income tax computed at statutory rates to income tax for the three-month and nine-month periods ended September 30, 2005 and 2006 are as follows:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2005		2006		2005		2006
Statutory rate	$591,000	35.0%	$1,478,000	35.0%	$1,815,000	35.0%	$3,850,000	35.0%
State income tax, net of federal benefit	49,000	2.9	485,000	11.5	146,000	2.8	1,020,000	9.3
Permanent differences	34,000	2.0	859,000	20.3	102,000	2.0	896,000	8.1
Change in valuation allowance	(528,000)	(31.3)	(1,016,000)	(24.0)	(1,620,000)	(31.3)	(3,655,000)	(33.2)

	$146,000	8.6%	$1,806,000	42.8%	$443,000	8.5%	$2,111,000	19.2%

E. RECENT TRANSACTIONS

On April, 18, 2006, the Company exercised an option to purchase, at fair market value, four Massachusetts facilities currently leased from a real estate investment trust (the “REIT”). The aggregate annual rent for these four facilities is currently $2,180,000. The Company is currently working with the REIT, in accordance with the purchase option, to have the four facilities appraised to determine their fair market value. The purchase is expected to become effective at the termination of the existing lease on July, 31, 2007.

Effective May 1, 2006, the Company acquired 75% of the equity interests of a home health company, Physicians Homecare, for $2,200,000. This home health company provides home health services through three branches located in Massachusetts. The Company recorded goodwill of approximately $3.8 million as it assumed net liabilities in addition to the purchase price paid. The Company is in the process of finalizing its purchase price allocation and anticipates this being competed by December 31, 2006.

Effective August 1, 2006, the Company purchased two facilities (421 licensed beds and located in Connecticut) for a total purchase price of $18,925,000. The purchase was financed using borrowings under the Company’s Credit Agreement (see Note C). In connection with this purchase, the Company also began managing a third facility (141 licensed beds and located in Connecticut) on August 1, 2006, which it then purchased on November 1, 2006 for $6,975,000. This purchase was also financed using borrowings under the Company’s Credit Agreement.

F. SUBSEQUENT EVENTS

Effective October 1, 2006, the Company purchased eleven facilities in Kentucky with a total of 760 beds in eight rehabilitation and long-term care facilities, two Alzheimer’s disease specialty facilities and one assisted living center. The total purchase price for these eleven facilities was $49,050,000. The purchase was financed using borrowings under the Company’s Credit Agreement.

On October 18, 2006, the Company exercised options to purchase five Connecticut facilities, currently leased by the Company, for an aggregate gross purchase price of $70,000,000. The gross purchase price will be reduced by the collection of a $7,487,000 note receivable from the seller currently held by the Company. The aggregate annual rent for these five facilities is approximately $7,689,000. The Company expects to fund this purchase through its Credit Agreement and the assumption of

F. SUBSEQUENT EVENTS (CONTINUED)

debt. The Company expects to complete this purchase in the first quarter of fiscal 2007.

Effective October 19, 2006, the Company entered into a merger agreement with Sun Healthcare Group, Inc. (“Sun”) whereby Sun will acquire all of Harborside’s outstanding stock in exchange for $349,400,000 in cash and the assumption of all of its outstanding debt (which includes debt to be incurred prior to closing to purchase certain facilities, including facilities that are currently leased by the Company). In accordance with the agreement, the holders of the Company’s stock will receive $349,400,000 in cash (less certain costs of the transaction that are for the account of the Company). Sun has received debt financing commitments from Credit Suisse and CIBC World Markets Corp. to fund the purchase of the Company’s stock and the refinancing of the majority of its debt. Sun owns companies that operate long-term and postacute care facilities and in addition, provide therapy, staffing and hospice services.

During the nine month period ended September 30, 2006, and in connection with the process that led to this agreement, the Company incurred $2,360,000 of various professional and administrative fees.

On November 13, 2006, the Company received a notice from OHIMA, Inc. (“OHIMA”), the Lessor, in connection with the Master Lease between OHIMA and Massachusetts Holdings I, LLC, a subsidiary of the Company, as Lessee. The notice stated OHIMA’s intent to exercise its right to cause the base rent payable under the Master Lease covering four Massachusetts facilities to reset in accordance with the terms of the lease. The notice serves to trigger a thirty day negotiation period during which time OHIMA and the Company will attempt to negotiate a revised base rent. Should the parties be unsuccessful in negotiating a revised base rent, the appraisal methodology described in the Master Lease will be employed. OHIMA has initially proposed revising annual base rent from $2,122,000 to $2,950,000 effective as of December 1, 2006. The Company believes a lesser revised base rent is appropriate and the parties have initiated a discussion of their respective positions.